SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 9, 2019

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3075 LOYALTY CIRCLE
COLUMBUS, OHIO 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ADS	New York Stock Exchange

Item 1.02 Termination of a Material Definitive Agreement.

Alliance Data Systems Corporation (“Alliance Data”) issued redemption notices pursuant to the indentures governing each of its 4.500% senior notes due March 15, 2022 (the “Senior Notes due 2022”) and its 5.250% senior notes due November 15, 2023 (the “Senior Notes due 2023,” and together with the Senior Notes due 2022, the “Senior Notes”) to redeem all of the outstanding Senior Notes. As of June 30, 2019, Alliance Data had €400.0 million ($454.8 million) aggregate principal amount of Senior Notes due 2022 outstanding and €300.0 million ($341.1 million) aggregate principal amount of Senior Notes due 2023 outstanding. On July 9, 2019, Alliance Data deposited sufficient funds with U.S. Bank (the “Trustee”) to redeem all of the outstanding Senior Notes on July 10, 2019 (the “Redemption Date”) at a redemption price (i) with respect to the Senior Notes due 2022, of 102.250% of the principal amount thereof, plus accrued and unpaid interest on the Senior Notes due 2022 to the Redemption Date, and (ii) with respect to the Senior Notes due 2023, of 103.938% of the principal amount thereof, plus accrued and unpaid interest on the Senior Notes due 2023 to the Redemption Date (respectively, the “Redemption Price”). On the Redemption Date, the respective Redemption Price was paid to the holders of each of the Senior Notes due 2022 and the Senior Notes due 2023, as applicable, and the indentures governing each of the Senior Notes due 2022 and the Senior Notes due 2023 were satisfied and discharged. Alliance Data funded the Redemption Price with proceeds from completion of the sale of its former Epsilon® business to Publicis Groupe, S.A.

Item 7.01    Regulation FD Disclosure.

On July 11, 2019, Alliance Data Systems Corporation issued a press release announcing its Columbus, Ohio‑based card services business, a premier provider of branded private label, co-brand and business card programs, has signed a new long-term agreement to provide co-brand and private label credit card services for outdoor specialty retailer Sportsman’s Warehouse (NASDAQ:SPWH). A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Document Description

99.1	Press Release dated July 11, 2019 announcing an agreement with Sportsman’s Warehouse.

The information contained in this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: July 11, 2019	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary